Exhibit 10(h)

Confidential Treatment has been requested for certain portions of this Agreement that have been redacted in this Exhibit. These portions are indicated by an asterisk (*). The omitted portions of this Agreement have been separately filed with the Securities and Exchange Commission.

Product Purchase Agreement

between

TII Network Technologies, Inc.

and

Team Alliance Inc.

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

PRODUCT PURCHASE AGREEMENT

1.	PARTIES

(a)
This Product Purchase Agreement (“Agreement”) is made and entered into as of May 15, 2009 (“Effective Date”) by and between TII Network Technologies, Inc. a Delaware corporation, with offices at 141 Rodeo Drive, Edgewood, NY 11717 (“Seller”), and Team Alliance Inc., a Nevada corporation, with offices at 9 Law Drive, Unit 13, Fairfield, New Jersey 07004 (“Customer”).

(b)
An Affiliate that issues an Order hereunder shall also be a Customer and may enforce the terms and conditions of this Agreement with respect to any Product purchased by such Affiliate as though it were a direct signatory to the Agreement.

(c)
Any Subcontractor of Supply Chain Services, approved by the parties, that issues an Order hereunder shall also be a Customer and may enforce and are obligated to comply with the terms and conditions of this Agreement with respect to any Product purchased by such Subcontractor of Supply Chain Services as though it were a direct signatory to the Agreement.  Seller approves KMM Telecommunications (KMM) and BRK Logistics & Supply LLC (BRK) as Subcontractors of Supply Chain Services.

(d)
Products acquired by Customer under this Agreement are for resale to only Verizon Corporate Services Group, Inc. or one of its Affiliates (collectively, “Verizon”). Accordingly, Verizon shall be considered a Customer with respect to all material sections of this Agreement, including without limitation, Information and Intellectual Property, Insurance, Indemnification, Infringement, Software License, Product Warranties, Services and Support Requirements, and other post-purchase rights.

2.           TERM

The term of this Agreement begins on the Effective Date and expires on December 31, 2012 (“Initial Term”) unless earlier terminated or extended.  After the Initial Term, this Agreement shall renew automatically in consecutive one-year increments (each a “Renewal Term”) unless either party notifies the other in writing of its intent not to renew at least 120 days before the expiration of the Initial Term or the then-current Renewal Term.  The Initial Term and any Renewal Terms will be collectively referred to as the “Term.”  The terms of this Agreement continue in effect for any purchase order (“Order”) placed before the expiration of this Agreement and such Order shall continue in effect as if this Agreement has not been ended.

3.           DEFINITIONS

The terms defined in this Section shall have the meanings set forth below whenever they appear in this Agreement, unless the context in which they are used clearly requires a different meaning or a different definition is described for a particular Section or provision:

(a)
"Affiliate" means, at any time, and with respect to any corporation, person or other entity, any other corporation, person or entity that at such time, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Verizon.  As used in this definition, "Control" means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity, whether through the ownership of voting securities, or by contract or otherwise, or (ii) direct or indirect ownership in the aggregate of fifty percent (50%) or more of any class of voting or equity interests in the other corporation, person or entity.

Orders for Products under this Agreement may be placed by any Affiliate. An Affiliate that orders, obtains or uses any Product shall be entitled to all of the rights and benefits afforded to Customer under this Agreement and may enforce this Agreement in its own name.

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

(b)	“Order” means a purchase order, or other written communication and/or electronic transmission that Customer may deliver to Seller for the purchase of Product and/or Service.

(c)
“Product” or “Products” means all goods, supplies, materials, parts, components, assemblies, and associated Software and documentation described in Appendix A, hereof, entitled "PRODUCTS, PRICES AND EFFECTIVE DATE."

(d)
“Services” means the Product-related services performed by Seller under this Agreement, including installation, maintenance, repair, and other related services, described in Appendix  A hereof, entitled "PRODUCTS, PRICES AND EFFECTIVE DATE."

(e)
"Software” means any programs, in object form, including operating programs in machine readable form and feature descriptions or firmware, and documentation: (i) required for the operation of the Products purchased hereunder described Appendix A, hereof, entitled "PRODUCTS, PRICES AND EFFECTIVE DATE" ("Operating Software") or (ii) software purchased in conjunction with the Products set forth in Appendix A, hereof, or identified in an Order.  Throughout this Agreement the term Software, as defined above, is included in the term Product.  "Software" does not include source code unless specifically granted by this Agreement, an Order, or another document.

(f)
“Specifications” shall mean specifications for the Product as set forth in an Order, as well as Seller's then-current published specifications and user documentation, and Customer's requirements as set forth in the exhibits hereto or otherwise communicated to Seller, and applicable industry and government requirements.

(g)
“Subcontractors of Supply Chain Services” means KMM Telecommunications, (“KMM”) and BRK Logistics & Supply LLC (“BRK”), or their successors, on a non-exclusive, independent contractor basis. These Subcontractors of Supply Chain Services may change from time to time upon written notice from Customer, subject to Seller’s approval per Paragraph 1c.

(h)
“Use” as it relates to Software shall mean: (i) the reading by authorized users into or out of hardware memory of the Software and the execution of the Software whether in whole or in part by any individual having authorized access to any Product on which the Software is operated and "Users" shall include employees of Customer, its agents, or contractors and/or in the cases of Customer providing services to third parties or for resale, the third parties' employees, agents, or contractors; (ii) to transfer into, and store in, equipment selected by the Customer all or any portion of the Software; (iii) and to process and execute instructions, statements and data included in, or input to, the Software.  Use by or for Customer’s direct or lower tier customers, as incident to, arising out of, or as reasonably necessary to comply with, the Telecommunications Act of 1996 or any FCC orders implementing same, or any similar unbundling, resale or interconnection requirements imposed by any state or local public service authority shall be deemed to be Use in the normal course of business and shall be included, without additional charge, within the scope of the licenses granted under this Agreement.

4.           SCOPE

(a)	This Agreement sets forth the terms and conditions that will govern Seller’s sale of the Products described in Appendix A, hereof entitled “PRODUCTS, PRICES, AND EFFECTIVE DATE”.

(b)
This Agreement does not by itself order any product. Customer shall order Product by submitting an Order, as specified in Section 8, for (i) the Product at the prices in accordance with Section 5 and (ii) other Products for which Seller accepts an Order as quoted to Customer in writing (items (i) and (ii) hereinafter individually and collectively referred to as the “Product”).

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

(c)	This is not an exclusive dealings agreement and shall not be construed to require Customer to purchase any specific amount of Product from Seller.

(d)
This Agreement shall supersede all shrink wrap license agreements, if any, associated with the Products and Software purchased hereunder and under no circumstances will any shrink wrap license provided by Seller apply to such Products and Software.

(e)
Customer’s Options Under the Agreement.  (i) Internal Use.  If Customer orders Product and/or Service for internal use, then the provisions of APPENDIX D, hereof, entitled "PURCHASE FOR INTERNAL USE - WARRANTY AND PRODUCT SUPPORT," shall apply.  Internal use includes use by Customer, its Affiliates, employees, agents and subcontractors, and use whereby Customer provides services to third parties in the normal course of its business; or (ii) Resale.  If Customer orders Product and/or Service for resale or distribution, then the provisions of APPENDIX C, hereof, entitled "PURCHASE FOR RESALE - LICENSE, WARRANTY AND PRODUCT SUPPORT," shall apply.  The provisions of APPENDIX B, hereof, entitled “PRODUCTS AND WARRANTIES” shall apply to either of the above Customer options.

5.	PRICE AND PRICE REVISIONS

(a)
Product Prices. Products and Services will be furnished by Seller in accordance with the prices stated in Appendix A, hereof, entitled "PRODUCTS, PRICES AND EFFECTIVE DATE."  All costs and prices identified include full compliance with all terms and conditions of this Agreement.  Such prices shall be applicable to Orders issued to Seller by Customer at the location and by the method agreed to by the parties.  Seller's price list for SOFTWARE, if any, in Appendix A, hereof, entitled "PRODUCTS, PRICES AND EFFECTIVE DATE" must differentiate between operating system Software and applications Software according to the FCC mandated Uniform System of Accounts, Part 32 of the FCC Rules and Regulations.

(b)	Increase During Term. Seller shall not, during the term of this Agreement, increase the prices for Product.

(c)
Reductions.  Price reductions may be initiated by Seller at any time.  Any price decrease shall be effective immediately upon announcement by Seller and shall apply to all Orders that have not been processed by Customer for payment to Seller.

(d)
Continuous Improvements.  Seller and Customer shall identify areas for Seller’s continuous improvement in cost, quality, and service over the term of this Agreement.  Seller shall afford Customer the ability to realize such improvement including price reductions.

(e)
New Technology Replacement.  Customer and Seller recognize that Seller may develop and market new Product ("New Technology") that are designed to enhance or replace the Product provided for in this Agreement.  Seller agrees to include the New Technology as part of its Product offerings within the terms provided for in this Agreement, and at a price for comparable, successor, or substitute features and functionality, no greater than the pricing, for Product or Purchase volumes stated within this Agreement, subject to a written amendment hereto. New Technology shall be priced at the same or lower price for comparable, or successor, substitute features and functionality, as the replaced Product in accordance with the mutual goal of Continuous Improvement. In the event New Technology will cause the Seller to incur greater per-unit costs compared to current Product but will offer substantially increased capacity or features which will allow Customer to reduce its total costs or offer more services such that Seller believes a price increase is justified, then (i) Seller shall provide to Customer a written detailed explanation of such proposed price increase including a breakdown of the additional costs incurred by the Seller in providing such Product and how such additional features or capacity shall help reach the goal of Continuous Improvement; and (ii) Seller shall ensure continued availability of the current Product during the Term at the

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

same or lower price, unless otherwise agreed to pursuant to a written amendment to this Agreement.

6.	MOST FAVORED CUSTOMER

(a)
Seller represents that all of the prices, warranties, benefits, terms and conditions granted to Customer (for Verizon only) by Seller hereunder will be as favorable as the prices, warranties, benefits, terms and conditions granted to Seller’s other commercial customers under like or similar circumstances.

(b)
If at any time during the term of this Agreement, Seller shall offer more favorable prices, warranties, benefits, terms, or conditions for substantially the same or similar Product or Services as those provided hereunder to Seller’s other commercial customers, then:

1.
Seller shall, within thirty (30) days after the effective date of such offering, notify Customer of such fact at the address listed in Section 1 of this Agreement, and offer Customer the more favorable offering and negotiate any additional differentiating factors; and

2.
This Agreement and all applicable Orders (which shall not include any Orders placed prior to effective date of this Agreement) shall be deemed to be automatically amended, effective retroactively to the effective date of the more favorable offering, and Seller shall provide the same prices, warranties, benefits, terms and conditions to Customer; and

3.	Customer shall have the right to decline to accept the offering, in which event such automatic amendment shall be deemed to be void.

(c)	Seller’s compliance with this clause shall be subject, at Team Alliance or Verizon’s option, to independent verification by Team Alliance or Verizon.

7.	BILLING AND PAYMENT TERMS

(a)
Payment shall be due thirty (30) days from date of receipt of goods, or receipt of an undisputed invoice, whichever occurs later, unless payment terms more favorable to Customer are stated on Seller's invoice and Customer elects to pay on such terms.

(b)
Payment by Customer of such invoices does not mean or imply that the Product has been accepted and does not impair or limit in any way Customer’s full rights and remedies which shall be and remain as set forth hereof.

(c)
Disputed Invoices, Right of Set Off. If Customer disputes all or any portion of an invoice, it shall be required to pay only the amount not in dispute. Customer shall be entitled to set off any amount Seller owes it against amounts payable under this or any other Agreement.  Payment by Customer shall not result in waiver of any of its rights under this Agreement.  Customer shall not be obligated to pay Seller for Products or Services that are not fully and properly invoiced.

(d)
Invoices for Charges Specified in an Order. Invoices for charges specified in an Order shall be submitted by Seller to the address specified in the Order.  Invoices shall include, but not be limited to, (i) Order number; (ii) Order line number; (iii) Product identification number; (iv) ship to address; (v) quantity shipped and billed or quantity of service units performed and billed; (vi) net unit cost; and (vii) net invoice amount.

(e)
Bill of Sale.  Seller shall, upon request and after payment by Customer, execute and deliver to Customer a bill of sale or similar document evidencing conveyance of Product, free and clear of all liens, security interests and encumbrances.

(f)	Central Office Equipment Coding. If applicable, Seller shall code central office equipment and render billing as directed by Customer.

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

8.	PURCHASE ORDERS; CANCELLATION OF PURCHASE ORDERS; REVOCATION OF ACKNOWLEDGEMENT

(a)
The purchase of Products shall be made against specific written Orders submitted by Customer to Seller during the Term of this Agreement.  All Orders, including amendments thereto, are subject to Seller’s acceptance and lead times, which may be evidenced in writing or by fulfillment of the Order.

(b)	All Orders shall state the following: (i) quantity ordered; (ii) requested delivery date and destination; (iii) price; and (iv) Product identification number (“PID”) and/or part number.

(c)
All quotations, Orders, acknowledgments, and invoices issued pursuant to this Agreement shall be subject to the terms and conditions set forth in this Agreement.  All terms and conditions in addition to, or in conflict with, the terms and conditions set forth in this Agreement shall be deemed deleted.

(d)	An Order may be sent by electronic data interchange (EDI) or Web Exchange (via E-mail) in accordance Appendix I, attached hereof, entitled "ELECTRONIC DATA INTERCHANGE (EDI) OR WEB EXCHANGE PROGRAM."

(e)	Seller shall be obligated to acknowledge Orders during the shipping cycle as follows:

1.
Confirmation of each PO line within two (2) business days of receipt, without conditioning such acknowledgement on the acceptance by Customer of any terms inconsistent with or in addition to those set forth in this Agreement.  Upon acknowledgement, the Order and related acknowledgement shall constitute a binding contract for the purchase and sale of the applicable Product governed by the provisions of this Agreement, as such provisions may be modified as provided herein. Confirmation of each line must include the supplier schedule ship date (SSD).

2.	Seller is required to send shipping information within two (2) business days after the scheduled ship date as set forth in Appendix I, ELECTRONIC DATA INTERCHANGE (EDI) OR WEB EXCHANGE PROGRAM.

(f)
In the event that this Agreement is assigned from Customer to Verizon, Seller may enforce each Order only against the Verizon Affiliate that has submitted the Order.  Default by a Verizon Affiliate shall not affect any other Verizon Affiliate party to this Agreement.

(g)
If Verizon Affiliate or Customer shall be in material breach or default of this Agreement, including, but not limited to, timely payment for Product purchased and such breach shall continue for a period of thirty (30) days after receipt of Seller's written notice, then, in addition to all other rights and remedies of law or equity or otherwise, Seller shall have the right to suspend delivery of Product on outstanding Orders or revoke existing acknowledgements only with respect to such Verizon Affiliate or Customer.

(h)
If Seller shall be in material breach or default of this Agreement, and such breach shall continue for a period of thirty (30) days after Seller's receipt of Customer's written notice thereof, then, in addition to all other rights and remedies of law or equity or otherwise, Customer shall have the right to immediately cancel all applicable Orders without any obligation or liability to Seller for said cancellation.  However, if Seller fails to tender delivery of Product or render Service on the respective date agreed upon or as set forth in Seller’s acknowledgement, then Customer shall have the right to immediately cancel all applicable Orders for which Seller fails to tender delivery of Product or render Service on the respective date agreed upon or as set forth in Seller’s acknowledgement without further obligation or liability to Seller for said cancellation or any obligation to provide Seller a time period to cure said breach.

(i)	Unless specified otherwise in an Exhibit or Attachment to this Agreement, Customer may reschedule Orders for convenience, in whole or in part, without obligation or liability, by

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

providing written notice to Seller at least ten (10) days before scheduled ship date of Product or date Service is to be rendered.  If Orders are rescheduled for convenience, Orders must be rescheduled for a ship date within 60 days of the original scheduled ship date unless otherwise agreed to by both parties.

(j)
Change Order.  Customer may not make changes to an Order which decreases quantities specified in the Order without Seller’s consent, which shall not be unreasonably withheld.  Customer may, by issuing a written document labeled as a "Change Order", make changes to a PO.  If any change required by a Change Order alters the value of the Products ordered, Seller shall promptly notify Customer and Seller shall adjust the price accordingly.  If the amount of the price adjustment is not specified in this Agreement, then the amount of any change in price caused by the adjustment may be no greater than Seller’s reasonable documentable increased costs and expenses.  Seller shall notify Customer within three (3) business days of Seller’s receipt of a Change Order if the Change Order will cause an increase in price.  Customer may, at its discretion, agree to the changed price or withdraw the underlying Change Order.

9.	BAR CODING

Seller agrees to comply with the standards for Bar Coding as specified in Appendix G-1, hereof, entitled "VERIZON SHIPPING INSTRUCTIONS", and Section 6 entitled "PACKAGE LABELING INSTRUCTION," of Appendix G, hereof, entitled "VERIZON TRANSPORTATION AND ROUTING INSTRUCTIONS AND REQUIREMENTS.”

10.        RECORDS AND REPORTS

(a)
Complete Records. Seller shall maintain complete and accurate records of all invoices, all amounts billable to and payments made by Customer, in accordance with generally accepted accounting practices.  Seller shall retain and make available upon request such records for a period of six (6) years from the date of final shipment of Product or rendering of services covered by this Agreement.

(b)
Monthly Purchase Report. When requested by Customer, Seller shall, for all Orders placed directly with Seller, provide Customer a monthly purchase report by ordering location, listing Product and Service, if any, purchased under this Agreement, including description, part number, quantities shipped, and associated list and net prices.

(c)
Supporting Documentation. Seller agrees to provide reasonable supporting documentation concerning any disputed amount(s) within twenty (20) days after Customer or its Affiliates provides written notification of the dispute to the Seller.

(d)
Independent Auditor. Customer and Seller shall mutually agree upon the independent auditor who, at Customer's option, shall audit Seller's records of Seller's transactions with its other commercial customers (provided the identity of such other commercial customers shall not be disclosed to Customer) for verification of comparable pricing and other commercial elements in accordance with Section 6, hereof, entitled "MOST FAVORED CUSTOMER", and Seller's compliance with all other provisions of this Agreement. Seller shall be responsible for all audit/verification expenses should the audit reveal or determine that there is a material deficiency or violation of Section 6, hereof, entitled "MOST FAVORED CUSTOMER."  At Customer's request, the independent auditor shall have access to the Seller's records, for purposes of audit during normal business hours during the term of this agreement and during the respective periods in which Seller is required to maintain such records.  The accuracy of Seller's billing shall be determined from the results of such audits.

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

(e)	MWDVBE. This language (MWDVBE) is only applicable in the event this Contract (Agreement) is assigned to Verizon Corporate Services Group, Inc

1
If the Supplier (also known as “Seller” for purposes herein) is not itself a Certified Minority, Woman, Service Disabled Veteran and Person with Disability Owned and Controlled Business Enterprise (MWDVBE) as defined in subsection 2 below, then, with respect to the Supplier's compliance (as the Primary Supplier) with Certified Minority, Woman, Service Disabled Veteran and Person with Disability-Owned and Controlled Business Enterprises (MWDVBE) Utilization, Supplier agrees to provide opportunities for Certified MWDVBE suppliers and meet the requirements set forth in Appendix F, entitled “Compliance with Certified Minority, Woman, Service Disabled Veteran and Person with Disability-Owned and Controlled Business Enterprises (MWDVBE) Utilization”, attached hereto.

[NOTE:  IF THE SUPPLIER IS ITSELF A CERTIFIED MWDVBE SUPPLIER, THEN NEITHER (I) EXHIBIT F ENTITLED “COMPLIANCE WITH CERTIFIED MINORITY, WOMAN, SERVICE DISABLED VETERAN AND PERSON WITH DISABILITY-OWNED BUSINESS ENTERPRISES (MWDVBE) UTILIZATION” ATTACHED TO THIS AGREEMENT NOR (II) THE PARAGRAPH 10(E)1 LANGUAGE ABOVE APPLIES.  INSTEAD, THE FOLLOWING PARAGRAPH 10(E)2 LANGUAGE APPLIES].

2
If Supplier is itself a Certified Minority, Woman, Service Disabled Veteran and Person with Disability Owned and Controlled Business Enterprise (MWDVBE), as defined herein, Supplier shall retain its MWDVBE certification through the term of this Agreement.  If there is a change in Supplier’s certification status, Supplier shall notify Verizon, in writing, within five (5) business days of the date of such change.

For purposes of this Section, the following definitions shall apply:

2.1
“Certified” means currently certified as MWDVBE by an authorized certifying body, such as the National Minority Supplier Development Council (NMSDC) or its affiliate regional councils, the Women’s Business Enterprise National Council (WBENC) or its affiliate regional councils, the California Public Utility Commission (CPUC) Clearinghouse, or other similar local, state, or federal certifying body.

2.2	“Control” means having overall fiscal/legal responsibility and exercising the power to make policy decisions.

2.3
“Owned” means that at least fifty-one percent (51%) of the business or, in the case of a publicly owned business, at least fifty-one percent (51%) of the stock is owned by a minority, woman or service-disabled veteran.  Transfer of ownership to or purchase of an existing business by a minority, woman, or service-disabled veteran by a non-minority who remains actively involved in the operation of the business does not qualify as a MWDVBE.

2.4
“Minority–owned Business Enterprise” means a business concern which is Owned and Controlled by individuals who are members of a minority group and of which at least fifty-one percent (51%) of the net profits accrue to members of a minority group.  Such minority groups include, but are not limited to, Black Americans, Hispanic Americans, Asian Pacific Americans (persons with origins from Japan, China, the Philippines, Vietnam, Korea, Samoa, Guam, the former U.S. Trust Territory of the Pacific Islands (Republic of Palau, the Commonwealth of the Northern Mariana Islands, Republic of the Marshall Islands, or Federated States of Micronesia), Laos, Cambodia (Kampuchea), Taiwan, Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Macao, Hong Kong, Fiji, Tonga, Kiribati, Tuvalu, or Nauru); Subcontinent Asian Americans (persons with origins from India, Pakistan, Bangladesh, Sri Lanka, Bhutan, the Maldives Islands or Nepal); Native Americans (American Indians, Eskimos, Aleuts, and Native Hawaiians);

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Team Alliance’s Written Permission

and members of other groups designated by the U. S. Small Business Administration (SBA) as minorities.

2.5
“Women-owned Business Enterprise” means a business concern which is Owned and Controlled by a woman or women.  Such women's business enterprise shall further be classified as either minority or non-minority women-owned business, depending upon the greater portion of ownership.

2.6
“Service-disabled Veteran-owned Business Enterprise” means a business concern that is Owned by one or more service-disabled veterans or, in the case of a veteran with a permanent and severe disability, the spouse or permanent caregiver of such veteran.

2.7	“Service-disabled veteran” means a veteran, as defined in 38 U.S.C. §101(2), with a disability that is service-connected as defined in 38 U.S.C. §101(16).

2.8
“Persons with Disabilities-owned Business Enterprise” means a business concern that Owned and Controlled by an owner or owners who are disabled as defined by the Americans with Disabilities Act (ADA).  This classification can also include agencies that employ fifty-one percent (51%) or more disabled persons.

(f)	Additional Reports. If applicable, in addition to the various reports required of the Seller elsewhere in the Agreement, Seller will provide the following reports:

(1)
CLEI Reports.  If applicable to the Product purchased pursuant to this Agreement, Seller agrees to render monthly order reports on or before the fifth working day of the succeeding month to Customer containing the information on quantity and sales dollars of all 7-digit Common Language Equipment Identification (CLEI) sold by Seller  to Customer , as well as the year to date totals for both quantity and sales dollars.  The report format will be provided by the Seller on a monthly basis and can be returned to Customer either by a 3.5” computer disk, CD Rom or by way of electronic mail, in a format reasonably acceptable to Customer.

(2)
If applicable, Seller shall maintain a record of all No Trouble Founds ("NTFs") which permits tracking of NTFs to assure that any Product that has been categorized as an NTF for the third time is not returned to Customer or its AFFILIATES for future deployment.  Seller shall also publish these results in a monthly summary report and forward such reports to Verizon's Strategic Sourcing's SPL (Sourcing Process Leader), VERIZON, at the address designated in the NOTICES provision of this Agreement.  There will be no charge to Customer for NTFs.

11.	INSPECTION/ACCEPTANCE/RETURNS/RESTOCKING

(a)
All Product shall be subject to inspection by Customer after delivery to determine conformity with Customer's Order and Seller's advertised or published specifications.  Unless otherwise mutually agreed, Customer shall have a period of ninety (90) days following arrival of Product at the delivery destination specified by Customer within which to inspect the Product for conformity with Customer's Order and Seller's advertised and published specifications and to provide Seller with written notice of any discrepancy or rejection.  Following notification by Customer, if Seller is unable to repair or replace Product that does not conform, in whole or in part, within twenty (20) business days, then Customer may return Product to Seller, at Seller’s risk and expense, and receive a refund of all amounts paid with respect to the returned Product.  For such Product returns, Customer shall notify Seller and arrange for the return of Product.  Customer shall be responsible for providing proof of delivery for returned Product if requested by Seller.

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Team Alliance’s Written Permission

(b)
Inspection or failure to inspect on any occasion shall not affect Customer's rights under the "WARRANTY" provisions of this Agreement or any other rights or remedies available to Customer under this Agreement.

(c)	Inventory Return: Not Applicable.

12.           RISK OF LOSS AND SHIPMENT

(a)	All Product purchased under this Agreement shall be shipped and delivered in accordance with the delivery terms described in detail below. No other freight terms will be accepted.

(b)	Unless otherwise specified in an applicable Order for:

1.
Stocked Product.  All shipments of Product shall be FOB, Seller. Customer will arrange for and advise Seller which carrier will be used for transportation (“Customer’s Transportation Supplier”).  All shipping charges for stocked items shipped by Customer’s Transportation Supplier will be billed directly to Customer by Customer’s Transportation Supplier.

2.
Non-stocked Product.  All shipments of Product shall be made FOB, Seller and follow the Verizon third-party billing instructions. Seller will not expedite without written notice from Team Alliance or entity that placed Order with Seller.

(c)
Title to a Product sold pursuant to this Agreement shall pass at the FOB point by Seller as described in this Agreement.  If Seller does not use Customer’s or Verizon Transportation Supplier, then the risk of loss for the Product shall not pass to the Customer until the same have been delivered to and accepted by the Customer.

(d)	Seller will not bill additional shipping and handling fees (Stock or Non-stock) without advance written approval from Team Alliance or entity that placed Order with Seller.

13.           PACKAGING AND SHIPPING REQUIREMENTS

(a)
Seller must follow all packaging and other instructions as outlined in APPENDIX G, ATTACHMENT G-1 entitled “VERIZON SHIPPING INSTRUCTIONS” and APPENDIX G, ATTACHMENT G-2, hereof, entitled “VERIZON TRANSPORTATION ROUTING INSTRUCTIONS”.  Failure of Seller to ship Product in accordance with these instructions may result in charge-backs to Seller for excess freight charges and any associated administrative costs, unless Customer agrees, in writing, to deviate from these instructions.

(b)
Seller shall ship Purchase Orders (POs) complete unless directed otherwise by Customer. If the Seller does not ship the order complete, Customer shall charge back to Seller the additional freight incurred by deducting the freight amount from Seller’s Product invoices.

(c)	Unless instructed otherwise by Customer, Seller shall, for PO’s placed,

1.           See that all subordinate documents bear Customer's PO number;

2.	Enclose a packing list with each shipment and when more than one package is shipped, identify the one containing the packing list;

3.           Mark Customer's PO number on all packages and shipping papers;

4.           Render invoices showing Customer's PO number;

5.           Render separate invoices for each shipment or PO;

6.           Forward shipping notices with invoices;

7.	Invoice Customer by mailing or otherwise transmitting invoices, bills, and notices to the billing address on the PO; and

8.           Make available a bill of lading upon request.

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Team Alliance’s Written Permission

PO numbers are required to facilitate prompt and correct shipment. All PO numbers for each shipment must be given to the carrier.

(d)
If applicable, delivery intervals for Product shall be specified in APPENDIX A, hereof, entitled "PRODUCTS, PRICES AND EFFECTIVE DATE.”  Standard delivery intervals begin from the date of Seller's receipt of Customer's Order.

(e)
Seller shall ship Product to Customer within (i) the delivery intervals specified in APPENDIX A, hereof, entitled “PRODUCTS, PRICES AND EFFECTIVE DATE” (if applicable), or (ii) as otherwise provided by Seller to Customer in a firm price quotation, purchase order acknowledgement or other written means.  If Seller fails to meet a delivery date, Customer may require an expedited delivery, with any additional costs to be borne by Seller, or Customer may cancel all or part of the Order in accordance with Section 8 of this Agreement entitled "PURCHASE ORDERS; CANCELLATION OF PURCHASE ORDERS; REVOCATION OF ACKNOWLEDGMENT."  If Product is delivered ahead of the delivery date, Customer may withhold payment for Product until after the specified delivery date or may place Product in storage, at Seller’s expense, until the specified delivery date.

(f)
In no event will Customer be liable for Premium shipping modes unless previously authorized by Customer in writing.  Premium shipments made without authorization will result in charge-backs to Seller.  Shipping and routing instructions may be altered, as mutually agreed upon in writing, by Seller and Customer.  If requested by Customer, Seller agrees to substantiate freight charges by providing Customer with the original freight bill or a copy thereof.

(g)
Product shall be packaged for shipment, at no additional charge, in commercially suitable containers, consistent with all applicable laws, that provide protection against damage during the shipment, handling and storage of the Product in reasonably dry, unheated quarters.

(h)
Forecast and Abnormal Demand:  Customer shall upon request by Seller make a reasonable effort to share with Seller its forecasted requirements and Customer’s inventories for the Products to be provided under this Agreement.  In the case of Abnormal Demand, which shall be defined as an unforecasted requirement or any other unforeseen event, the Seller’s set delivery interval may be altered as mutually agreed by both parties.  It is understood that the Seller shall use its best efforts to provide the Products in an expeditious manner as outlined in Section 18 (c) entitled Extraordinary Support, Customer shall not be liable or obligated to Seller as a result of a failure to purchase its forecasted requirements.

14.           RESPONSIBILITY FOR EXPORT/IMPORT

(a)
Export Control Laws.  The parties hereby acknowledge that the Products and technology or the direct products thereof (hereafter referred to as “Products and Technology”), supplied hereunder may be subject to export controls under the laws and regulations of the United States (U.S.), other foreign governments and international agreements.  Each Party shall comply with such laws and regulations and agrees not to export, re-export or transfer Products and Technology without first obtaining all required U.S. or foreign government authorizations or licenses.  The Parties each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support  documents.

1.
End User/User.  The parties hereby certify that, without first obtaining all required U.S. or foreign government authorizations or licenses, none of the Products and Technology supplied hereunder will be exported, re-exported, or otherwise transferred:

(i)	To a U.S. embargoed or highly restricted destination, (15 United States Code of Federal Regulations (“CFR”) Part 746

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

(ii)
To use by or for any military end-user, or in any military end-use located in or operating under the authority of any country identified in Country Group D1 under 15 CFR, Supplement No. 1 to Part 740, (15 CFR Part 740)

(iii)	To, or made available for use by or for, any entity that is engaged in the design, development, production, stockpile or use of nuclear, biological or chemical weapons or missiles, (15 CFR Part 744)

(iv)	To parties on any of the U.S. Government’s lists of denied persons, (15 CFR Part 764)

(b)   Each party agrees to maintain a record of exports, re-exports, and transfers of the Products and Technology for five years and to forward within that time period any required records, at the other party’s request, to the applicable U.S. or foreign government agency.  Each party agrees to permit audits by the other party or the U.S.  or foreign government as may be required under the applicable laws and regulations.

15.           SOFTWARE LICENSE – NOT APPLICABLE

16.           PRODUCT AND SOFTWARE WARRANTIES; SERVICES AND SUPPORT

(a)
Seller shall provide warranties and Product, services and support as set forth in APPENDIX B hereof, entitled “PRODUCT AND WARRANTIES” and APPENDIX C hereof, entitled “PURCHASE FOR RESALE- LICENSE WARRANTY AND PRODUCT SUPPORT,” and APPENDIX D hereof, entitled "PURCHASE FOR INTERNAL USE - PRODUCT AND SERVICE WARRANTY AND PRODUCT SUPPORT."

For clarity, in respect to Products provided to Verizon, for its subsequent resale to end users, Verizon shall receive the full benefit of warranties and support as Customer as set forth in APPENDIX B “PRODUCT AND WARRANTIES” and APPENDIX C “PURCHASE FOR RESALE- LICENSE WARRANTY AND PRODUCT SUPPORT.  For Products provided to Verizon for its own use, Verizon shall receive the full benefit of the warranties and support as Customer provided under APPENDIX B “PRODUCT AND WARRANTIES” and Appendix D "PURCHASE FOR INTERNAL USE - PRODUCT AND SERVICE WARRANTY AND PRODUCT SUPPORT."
(b)	Seller warrants that it will disclose all potential or actual product defects in accordance with Appendix E, hereof, entitled "DISCLOSURE OF POTENTIAL DEFECTS."

17.	INFORMATION AND INTELLECTUAL PROPERTY

(a)
Information Defined. The term "Information" includes: programs and related documentation; specifications, drawings, models, technical and business data and plans; works of authorship and other creative works;  ideas, knowledge and know-how; and pricing.  Information may be transmitted in writing (or other tangible form) or orally.

(b)
No Seller Confidential Information.  With the exception of pricing, which shall remain confidential whether or not labeled as such, unless labeled or otherwise designated as proprietary or confidential, no information Seller provides to Customer shall be considered by Customer to be confidential or proprietary.

(c)
Customer Information. Information that Customer furnishes to Seller or that Seller otherwise comes into contact with under this Agreement will remain Customer's property.  Seller will return such Information to Customer upon termination of the Agreement or at Customer's earlier request.  Unless such Information was previously known to Seller free of any obligation to keep it confidential or is made public by Customer or a third party without breach of any agreement, Seller will keep the Information confidential and use it only in performing this Agreement.

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

(d) Offshore Restrictions.

(1)
Except with Verizon’s advanced written consent, Seller represents, warrants, and covenants that in no event shall Confidential Information regarding or pertaining to Verizon’s systems, infrastructure, employees, or customers be stored, transmitted, or accessed at, in,  through, or from a site located outside the United States nor made available to any person who is located outside the United States unless such Confidential Information relates solely, directly and independently (i) to Verizon employees or customers located outside of the United States, or (ii) to voice or data  communications of Verizon or its customers that originate and terminate outside the United States, or (iii) to Verizon systems and/or infrastructure dedicated to the provision of Verizon’s voice or data services outside the United States or otherwise necessary for storage or access outside the United States in connection with security, back-up, disaster recovery, or related purposes as required by Verizon services specifications, security and/or technical requirements.

(2)
Notwithstanding subsection (1), unless Seller secures Verizon Wireless’ further, prior written consent, in no event (i.) shall Seller provide, direct, control, supervise, or manage any voice or data communication with regard to Verizon Wireless customers that occurs between United States locations  (or the United States portion of any international communication that may originate or terminate within the United States) from a location outside of the United States, nor (ii.) shall Verizon Wireless Customer Data be stored, transmitted, or accessed, from, at, in, or through a site located outside the United Stated without Verizon Wireless prior written consent. “Verizon Wireless Customer Data” shall include (a) any subscriber information, including, without limitation, name, address, telephone phone number or other personal information of the Verizon Wireless subscriber; (b) any call-associated data, including without limitation, the telephone number, internet address or other similar identifying designator associated with a communication; (c) any billing records; (d) the time, date, size, duration of a communication or physical location of equipment used in connection with a communication; or (e) the content of any Verizon Wireless customer communication.

(3)	Nothing in this Section is intended to nor shall it operate in derogation of any requirement imposed on Verizon by a governmental body or agency outside the United States.

(e)
Work Product.  The entire right, title and interest in all edits, original inventions and works of authorship created by Seller, or on Seller’s behalf, specifically for Verizon, hereunder or using Verizon’s information or specifications, shall be transferred to and vested in Verizon.  All such works shall be considered to be made for hire.  Seller agrees to provide documentation and to sign all documents prepared or supplied by Customer or Verizon (as the case may be) which Verizon reasonably believes are necessary to ensure the conveyance of all such right, title and interest, including patent, trademark and copyright, to Verizon.  It is understood and agreed that Seller shall retain ownership of all pre-existing Seller’s intellectual property, even if included in the Product, and all other intellectual property not created for Verizon.

(f)
No Seller Licenses.  Customer does not grant Seller any license, express or implied, under any patent, copyright, trademark, trade secret or otherwise, except for the sole purposes of Seller’s performance of this Agreement.

(g)	Publicity and Disclosure.

1.
Seller shall not provide copies of this Agreement, or otherwise disclose the terms of this Agreement, to any third party without the prior written consent of Customer; provided, however, that Seller may, without obtaining Customer's consent, provide copies or make disclosures to prospective Customers of the business of Seller or of any Affiliate; or for

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

the purpose of obtaining third party financing; and any regulatory or judicial body requesting such information.

2.
Customer will not approve issuance of a press release to announce this or other agreements in which the Seller is providing products or services to Customer, other than in exceptional situations where Customer determines that a release would significantly benefit Customer.  The Seller shall not, without Customer's prior written approval, release any advertising, sales promotion, press releases and other publicity matters relating to the Product furnished or the Service performed, if any, pursuant to this Agreement, when Customer's respective name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied.  Customer may withhold approval in its sole discretion.

18.	FORCE MAJEURE

(a)
Force Majeure.  Neither party shall be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, embargo, government requirement, civil or military authority, acts of God, terrorism, strikes, slowdowns, picketing, boycotts, or any other circumstances beyond its reasonable control and not involving any fault or negligence of the party affected (“Condition”).  If any such Condition occurs, the party delayed or unable to perform (“Delayed Party”) shall give written notice to the other party within five (5) business days.  The Delayed Party, upon giving written notice to the other party, shall be excused from such performance on a day-to-day basis during the Condition.  The other party shall likewise be excused from performance of its obligations on a day-to-day basis during the Condition, provided, however, that the Delayed Party shall use reasonable efforts to avoid or remove the Condition and both parties shall proceed immediately with the performance of their obligations under this Agreement whenever the Condition ceases.  However, if such Condition remains at the end of thirty (30) days, the party affected by the other’s delay or inability to perform (“Affected Party”) may elect to (i) terminate such Order or part thereof, or (ii) suspend such Order for the duration of the condition, and if Customer is the suspending party, buy elsewhere comparable material to that to be sold under such Order, and apply to any commitment the purchase price of such purchase, and require the Delayed Party to resume performance of such Order once the Condition ceases, with an option in the Affected Party to extend the period of this Agreement up to the length of time the Condition endured.

(b)
Notices.  Unless written notice is otherwise given to the Delayed Party by the Affected Party within sixty (60) days after the affected party is notified of the Condition, (a) (ii) above shall be deemed selected.

(c)	Extraordinary Support.

(1)
In addition to the provisions for replacement of Product set forth in EXHIBIT D hereof entitled “PURCHASE FOR INTERNAL USE, WARRANTY AND PRODUCT SUPPORT” Seller agrees, in any event, if any natural or other disaster or emergency causes an out of service condition, subject to the provisions of this Section (18) Seller shall use Extraordinary Support to locate or provide (i.e., procure or manufacture) and ship to Customer replacement Product within forty-eight (48) hours of verbal notification by Customer within the limits of available transportation (hereinafter referred to as “Extraordinary Support”).

(2)
Such Extraordinary Support shall be available twenty four (24) hours a day, seven (7) days a week during the term of this Agreement and for a period of ten (10) years after the expiration of this Agreement or survival of the technology, whichever is greater.

(3)	Charges for replacement Product shall be at the prices contained in EXHIBIT A hereof entitled “PRODUCT AND SERVICES PRICES”, for the term of this Agreement.

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

(4)
Extraordinary Support:  Seller agrees to the extent commercially reasonably possible to provide Extraordinary Support (including materials, manpower, etc.) within Seller’s resources and manpower limitations in order to furnish abnormal demand for Products under this Agreement at the prices listed herein, plus any additional Extraordinary Support costs incurred to assist Customer in restoring service which has been disrupted because of catastrophic conditions (fire, flood, etc.).  Extraordinary Support shall be further defined as that level of effort required (i.e., including overtime) to provide Products in a time frame that is mutually agreeable.

19.           ASSIGNMENT

Neither party may assign any rights or obligations under this Agreement without the other party's prior written consent, which shall not be unreasonably withheld.  This Agreement is binding upon and enforceable by each party’s permitted successors and assigns.  Any Customer assignee must meet Seller’s credit approval.  An assignment of monies shall be void to the extent that it attempts to impose upon the other party obligations to the assignee in addition to the payment of such monies, or to preclude the other party from dealing solely and directly with the assignor in all matters, including the negotiation of amendments or settlements of amounts due.  If either party makes such an assignment, it shall remain responsible for payment.  Any assignment in violation of this Section is null and void. Further, either party may assign this Agreement to Verizon Corporate Services Group, Inc. or an Affiliate of Verizon Corporate Services Group, Inc..

20.           TAXES

(a)
The Seller and Customer acknowledge and agree that it is their mutual objective and intent to legally minimize, to the extent feasible, the aggregate Federal, state or local tax with respect to the products or related services being purchased under this Agreement.

(b)
With respect to any purchase products or services under this Agreement, if any Federal, state or local tax excluding any tax levied on property or income (a "Tax") is required by applicable law to be collected from Customer by Seller, then (i) Seller will bill, as a separately stated item, Customer for such Tax, (ii) Customer will timely remit such Tax to Seller, and (iii) Seller will timely remit such collected Tax to the applicable taxing authority.

(c)
If either Party is audited by a taxing authority or other governmental entity the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting  controversy may be resolved expeditiously.

(d)
If applicable law places the responsibility on Seller to collect a Tax from Customer and Seller fails to do so, Customer will not be responsible for any interest or penalties associated with Seller’s failure to collect such Tax.  Furthermore, Seller shall not bill a Tax to Customer on products or services under this Agreement which are, by law, not taxable.

(e)
If an exemption procedure is available, such as a resale exemption certificate, and Customer complies with such procedure, then Seller will not bill or collect such Tax during the effective period of the exemption.

(f)
Customer's Purchase Order may provide Seller additional tax instruction as allowed by law including, but not limited to, Customer's self accrual and payment of taxes, temporary storage, research and development and/or other special jurisdictional exemptions.

(g)
Seller will be responsible for personal property or ad valorem taxes on property owned by Seller and Customer will be responsible for such taxes on property owned by Customer.  Each Party is responsible for properly reporting owned property and neither Party will be responsible for either reporting or paying personal property or ad valorem taxes owed by the other Party.

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

21.           COMPLIANCE WITH LAWS

(a)
Seller shall comply with the provisions of all applicable federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in manufacturing, assembling, selling and providing Product and in performing its other obligations under this Agreement, including, but not limited to, the standards promulgated under the Occupational Safety and Health Act, Executive Order 11246, as amended, Section 503 of the Vocational Rehabilitation Act of 1973, as amended, the Vietnam Era Veterans Readjustment Assistance Act of 1974, the Immigration Reform and Control Act of 1986, the Civil Rights Acts of 1964 and 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and all rules and regulations relative to these Acts and other applicable equal employment opportunity laws, rules and regulations, which are expressly incorporated herein by reference.  Irrespective of whether a specification is furnished, if Product or containers furnished are required to be constructed, packaged, labeled, or registered in a prescribed manner, Seller shall comply with applicable federal, state or local laws.  Seller shall indemnify Customer against all claims, loss or damage sustained because of its noncompliance.

(b)
Product furnished shall comply, to the extent applicable, with the requirements of the Federal Communications Commission's Rules and Regulations, as may be amended, including those sections concerning the labeling of such Product and the suppression of radiation to specified levels.  If the Product generates interference harmful to radio communications, and such Product was installed in accordance with such Rules and Regulations, then Seller shall provide to Customer methods for suppressing the interference.  If the interference cannot be reasonably suppressed, Seller shall accept return of the Product, refund to Customer the price paid for the Product and bear all expenses for removal and shipment of such Product.  Nothing herein shall be deemed to diminish or otherwise limit Seller's obligations under the "WARRANTY" provisions of this Agreement herein or any other rights or remedies available to Customer, whether at law or in equity.

(c)
When Product furnished under this Agreement is subject to registration under Part 68 of the Federal Communications Commission's Rules and Regulations as they may be amended from time to time (“Part 68”), Seller warrants that such Product furnished under this Agreement is registered under and complies with Part 68 including, but not limited to, all labeling and customer instruction requirements unless such Product is furnished as part of a technical field trial or unless the Product is provided for services not covered or exempt under Part 68.  Seller agrees to defend and hold Customer harmless from any liability, claim or demand (including the costs, expenses and reasonable attorney's fees on account thereof) that may arise out of Seller’s non-compliance with Part 68. Customer agrees to promptly notify Seller of any liability, claim or demand against Customer for which Seller is responsible under this clause and gives Seller full opportunity and authority to assume the defense, including appeals, and to settle such liability, claims and demands, provided that if Customer reasonably believes that Seller is not adequately handling such defense or settlement, Customer reserves the right to assume the defense or settlement.

22.           PLANT AND WORK RULES AND RIGHT OF ACCESS

(a)
The respective agents and employees of the parties, while the other or on the premises of any customer of Verizon, shall comply with all plant rules, regulations and company standards for security, including (when required by U. S. government regulations) submission of satisfactory clearance from U. S. Department of Defense and other federal authorities concerned.

(b)	Each party shall permit reasonable access during normal working hours to its facilities in connection with the work. Reasonable prior notice shall be given when access is required.

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

(c)
If Seller is given access, whether on-site or through remote facilities, to any Customer computer or electronic data storage system in order for Seller to accomplish the work called for in this Agreement, Seller shall limit such access and use solely to perform work within the scope of this Agreement and shall not access or attempt to access any computer system, electronic file, software or other electronic services other than those specifically required to accomplish the work required under this Agreement.  Seller shall limit such access to those of its employees who are qualified and required, subject to Customer requiring written authorization, to have such access in connection with this Agreement, and shall strictly follow all Customer's security rules and procedures for use of Customer's electronic resources.  All user identification numbers and passwords disclosed to Seller and any information obtained by Seller as a result of Seller's access to and use of Customer's computer and electronic data storage systems shall be deemed to be, and shall be treated as, Customer confidential Information under applicable provisions of this Agreement.  Seller agrees to cooperate with Customer in the investigation of any apparent unauthorized access by Seller to Customer's computer or electronic data storage systems or unauthorized release of confidential Information by Seller.

(d)
Seller is responsible for ensuring that all of Seller's employees, agents, subcontractors or other persons furnished by Seller: (1) comply with all plant rules, regulations, and security procedures; and (2) work in harmony with all others working on the property of Customer, its Affiliates or its customer’s property. If Seller installs any products on the premises of Customer, its Affiliates, or its customer’s premises, Seller shall be responsible for promptly removing all packaging materials and debris. Seller may not bring any toxic or hazardous materials onto any premises of Customer, its Affiliates, or on its customer’s premises, without the permission of Customer, and Seller shall be responsible for removing any such toxic or hazardous materials in accordance with all relevant laws, Section 23 of this Agreement, entitled "NO HAZARDOUS PRODUCTS AND COMPONENTS" and any additional requirements of Customer.

23.	NO HAZARDOUS PRODUCTS AND COMPONENTS

(a)
Seller's Representations. Seller represents that each Product furnished by Seller is safe for its intended uses, is nontoxic and presents no abnormal hazards to persons or the environment. Seller agrees to notify Customer in writing and (if applicable) also to supply an appropriate Material Safety Data Sheet (MSDS) to Verizon Services Corp., Integrated Technical Services Division, 221 E 37th Street, 4th Floor, New York, New York 10016 as well as to the ship-to point, if any Product or component thereof is toxic or hazardous under any Federal, state or local law or if the Product is capable of constituting a hazard.  Seller represents that Products display all reasonable notices and warnings of foreseeable hazards.  Seller further represents that if any Products or containers would be or could be classified as hazardous or otherwise regulated waste at the end of its useful life, Seller has advised Customer or any customer of Customer in writing and provided Customer and any customer of Customer with proper disposal instructions.

(b)
Notices. Seller shall immediately notify Customer and any customer of Customer by telephone (followed by written confirmation within twenty-four hours) if Product purchased or materials used fail to comply with applicable safety rules or standards of the United States Consumer Product Safety Commission or the Environmental Protection Agency or contain a defect that presents a foreseeable risk to the public health or injury to the public or the environment, whether by itself or when used by Customer or any customer of Customer for its intended purpose.

24           INDEPENDENT CONTRACTOR

All work performed under this Agreement by either party shall be performed as an independent contractor and not as an agent of the other party.  Persons furnished by the respective parties shall be solely the

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

employees or agents of such parties, respectively, and shall be under the sole and exclusive direction and control of such parties.  They shall not be considered employees of the other party for any purpose.  In the event a court of law, government, or regulatory agency determines otherwise, each party agrees to indemnify the other party against claims raised by or on behalf of an employee, agent, or any other person furnished by the indemnifying party.  Each party shall be responsible for compliance with all laws, rules and regulations involving its respective employees or agents, including (but not limited to) employment of labor, hours of labor, health and safety, working conditions and payment of wages.  Each party shall also be responsible, respectively, for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, worker's compensation, disability insurance and federal and state income tax withholding.  Neither party undertakes by this Agreement or otherwise to perform or discharge any liability or obligation of the other party, whether regulatory or contractual, or to assume any responsibility whatsoever for the conduct of the business or operations of the other party. Nothing contained in this Agreement is intended to give rise to a partnership or joint venture between the parties or to impose upon the parties any of the duties or responsibilities of partners or joint venturers.

25.           INDEMNIFICATION

(a)
Seller shall defend, indemnify and hold harmless Verizon, Team Alliance Inc. and any approved Subcontractors of Supply Chain Services, and each of their parents, subsidiaries and affiliates and its and their respective directors, officers, partners, employees, agents, successors and assigns (“indemnified parties”) from any claims, demands, lawsuits, damages, liabilities, judgments and settlements of every kind (“claims”) that may be made: (i) by anyone for injuries (including death) to persons or damage to property, including theft, resulting in whole or in part from the acts or omissions of Seller or those persons furnished by Seller, including its subcontractors (if any); (ii) by persons furnished by Seller and its subcontractors (if any) under worker's compensation or similar acts, (iii) by anyone in connection with or based upon Products, services, information or work provided by Seller and its subcontractors (if any) or contemplated by this Agreement, including claims regarding the adequacy of any disclosures, instructions or warnings related to any such Products or services; and (iv) under any federal securities laws or under any other statute, at common law or otherwise arising out of or in connection with the performance by Seller contemplated by this Agreement or any information obtained in connection with such performance. The foregoing indemnification shall apply whether Seller or (if Seller does not properly defend such claim) an indemnified party defends such claim and whether the claim arises or is alleged to arise out of the sole acts or omissions of the Seller (and/or any subcontractor of Seller) or out of the concurrent acts or omissions of Seller (and/or any subcontractor of Seller) and any indemnified parties.  Seller further agrees to bind its subcontractors (if any) to similarly indemnify, hold harmless and defend the indemnified parties.

(b)
No Limitations. The obligations of this provision are in addition to Seller's obligation to provide insurance (pursuant to Section 21 entitled "INSURANCE"), and shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by Seller under the Worker's Compensation Acts, Longshoremen and Harborworker's Act, Disability Benefits Act or any other employee benefit act.

(c)
Notices. Customer will provide Seller with written notice of any written claim covered by this indemnification and will cooperate with seller in connection with seller’s evaluation of such claim. Seller shall defend any indemnified party, at the indemnified party’s request, against any claim. Promptly after receipt of such request, Seller shall assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Seller shall not settle or compromise any such claim or consent to the entry of any judgment without the prior written consent of each indemnified party and without an unconditional release of all claims by each claimant or plaintiff in favor of each indemnified party.

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

26.           INSURANCE

(a)
Limit Requirements.  Seller shall secure and maintain at its expense during the term of this Agreement (i) Commercial General Liability Insurance (including, but not limited to, premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, personal injury) with limits of at least $2,000,000.00 combined single limit for each occurrence. (Limits may be satisfied with primary and/or excess coverage.) (ii) Commercial Automobile Liability with limits of at least $2,000,000.00 combined single limit for each occurrence. (Limit may be reduced to $1,000,000.00 if contract does not require Seller to use vehicles to deliver products or perform services.)  (iii) Workers' Compensation insurance as required by Statute, and Employer's Liability insurance with limits of not less than $1,000,000.00 per occurrence.

(b)
Additional Requirements. The insurer must be licensed to do business in the state in which the work is performed and must have Bests Rating “AX” or better.  Seller shall deliver a certificate of insurance on which Customer, its subsidiaries and Affiliates, Subcontractors of Supply Chain Services, are included as additional insureds with reference to (i) above.  Certificates of insurance must be provided prior to any work being performed and must be kept in force during the term of this Agreement.  It is also agreed that Seller's policy is primary.

(c)
No Subrogation.  Seller shall waive its rights of subrogation against Customer for Workers' Compensation claims.  Seller shall, prior to rendering such services, furnish to the address specified in Section 1 of this Agreement, certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage, the expiration date of each policy, and stating that no material change or cancellation of any such policy shall be effective unless thirty (30) days' prior written notice is given to Customer.  Seller shall have the option, when permitted by law, to self-insure any or all of the foregoing risks.

(d)
No Limitation.  Seller is responsible for determining whether the above minimum insurance coverages are adequate to protect its interests.  The above minimum coverages do not constitute limitations upon Seller’s liability.

(e)
Endorsements.  The policies referred to above shall contain an endorsement naming Customer as an Additional Insured and eliminating and removing any exclusion of liability for (i) injury, including bodily injury and death, to an employee of the insured or of Customer or (ii) any obligation of the insured to indemnify, hold harmless, defend or otherwise make contribution to Customer because of damage arising out of injury, including bodily injury and death, to an employee of Customer.

(f)
Self-Insure.  Should Seller elect to self-insure in lieu of Certificates of Insurance as stipulated in this Section Seller shall provide to Customer:  (i) the self-insurance registration identification number assigned by each state in which Seller desires to provide services to Customer or manufactures Product; (ii) a letter of certification from Seller’s insurance carrier or self- insurance administrator that Seller is self-insured for the coverages and amounts as stipulated in this Agreement, including that Customer is an additional insured and shall be indemnified and saved harmless from all claims, suits, and liabilities as set forth within this Agreement; and (iii) a notification of the states in which Seller is provided coverage under its self-insurance.

27.           INFRINGEMENT

(a)
Infringement Indemnification.  Seller shall indemnify, defend, and hold harmless Verizon, Team Alliance Inc. and any approved Subcontractors of Supply Chain Services, and each of their parents, subsidiaries and affiliates, shareholders, directors, officers, employees, contractors, agents, successors and assigns (“Indemnified Parties”)  from all claims, suits, demands, damages, liabilities, expenses (including reasonable fees and disbursements of counsel) judgments, settlements and penalties of every kind ("Claims") arising from or relating

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

to any actual or alleged infringement or misappropriation of any patent, trademark, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with the Products provided or the services performed under this Agreement.  Notwithstanding anything to the contrary contained in this Agreement (including, but not limited to, Section 25, hereof, entitled "INDEMNIFICATION" and Section 26, hereof, entitled "INSURANCE"), the provisions of this Section 27, hereof, entitled "INFRINGEMENT" shall govern the rights of Indemnified Parties  to indemnification for Claims of infringement, misappropriation or violation of intellectual property rights.

(b)
Procedures. The procedures set forth in Section 25, hereof, entitled "INDEMNIFICATION" shall apply in the case of any claims of infringement, misappropriation or violation of intellectual property rights for which indemnification will be sought.

(c)
Without limitation of Section 25, hereof, entitled "INDEMNIFICATION", if the sale or use or, if applicable, distribution of the Products or service is enjoined, Seller shall, at Seller’s option and Seller’s expense, either:

1.	Procure for Customer and its customers the right to use the Products or Services, if any;

2.	Replace the Products or Services with equivalent, non-infringing Products or Services, if any;

3.	Modify the Products or Services, if any, so they become non-infringing; or

4.	Remove the Products or Services, if any, and refund the purchase price, including transportation, installation, removal and other incidental charges.

28.           LIMITATION OF LIABILITY

Seller agrees that neither Customer nor any Subcontractor of Supply Chain Services shall be liable for any consequential, special, indirect, incidental, punitive or exemplary damages for any acts or failure to act under this Agreement.

29.           TERMINATION

(a)
Without Cause.  Customer or Seller may terminate this Agreement without cause, (*).  Termination shall not affect any purchase order placed, any subordinate agreement executed prior to the date of termination, or any fully paid up license granted to Customer.  Upon termination of this Agreement without cause, Customer shall not be liable to Seller, and Seller shall not be liable to Customer, either for compensation or for damages of any kind or character whatsoever, whether on account of the loss by the other party of present or prospective profits on sales or anticipated sales, or expenditures, investments or commitments made in connection with the establishment, development or maintenance of the other party’s business, or on account of any other cause or thing whatsoever.  The termination shall not prejudice the rights or liabilities of the parties with respect to Product sold, or any indebtedness then owing by either party to the other.  (*).

(b)
For Insolvency, Court Action, or Assignment. Either party may terminate this Agreement, effective immediately, without liability for said termination, upon written notice to the other party, if any of the following events occur:

1.	The other files a voluntary petition in bankruptcy;

2.	The other is adjudged bankrupt;

3.	A court assumes jurisdiction of the assets of the other under a federal reorganization act;

4.	A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other;

CONFIDENTIAL – Not For Use or Disclosure Outside Team Alliance or Verizon Except with
Team Alliance’s Written Permission

5.	The other becomes insolvent or suspends its business;

6.	The other makes an assignment of its assets for the benefit of its creditors, except as required in the ordinary course of business;

(c)
Material Breach. Customer or Seller may terminate this Agreement for a material breach or default of any of the terms, conditions or covenants of this Agreement by the other, provided that such termination may be made only following the expiration of a thirty (30) day period during which the other party has failed to cure such breach after having been given written notice of such breach.  Notwithstanding the foregoing, if Customer terminates this Agreement for a material breach or default of this Agreement due to Seller’s inability to fulfill Excess Demand for Product, Customer shall be liable for Inventory Purchase as set forth in subsection 29(a).  For the purposes of this subsection 29(c), Excess Demand is defined as an Order for any Product listed in Appendix A that exceeds twenty (20%) percent of the average monthly demand, based on a twelve (12) month average of all Orders for such Product sold to Customer for the twelve (12) month period immediately prior to the Order containing the Excess Demand.  Customer’s Inventory Purchase obligation shall only arise upon Seller’s material breach or default whereby Seller is unable to timely fulfill an Order that contains Excess Demand.  If the material breach or default is not for this sole reason, then Seller is not entitled to any Inventory Purchase in the case of a material breach or default.  If Seller terminates this Agreement for a material breach or default of this Agreement of the Customer, Customer shall be liable for Inventory Purchase as set forth in subsection 29(a).  This subsection shall not apply to Customer's cancellations or Seller's revocations under Section 8, hereof, entitled "Purchase Orders; Cancellation of Purchase Orders; Revocation of Acknowledgement."

(d)
Termination by Seller for Non-Payment:  Seller may terminate this Agreement, or cancel an Order(s) for non-payment of the purchase price, provided that such termination occurs after Seller had provided Customer with thirty (30) days advance written notice of non-payment in accordance with Section 31 hereof, entitled "NOTICES" and Customer fails to pay such purchase price  and thereupon Seller issues its written notice of default and Customer fails to pay such purchase price within ten (10) business days of receipt of such notice of default.  In no way shall such termination act to impair Customer's right, title and interest to the Product purchased hereunder, its rights under Section 15, hereof,  entitled "Software License" for Software licenses which have been purchased hereunder, and under Section 17, hereof, entitled "Information and Intellectual Property" and under and Section 27, hereof, entitled "Infringement."  If Agreement is terminated by Seller due to non-payment by Customer pursuant to this subsection 29(d), then Customer shall be liable for Inventory Purchase (as applicable) as set forth in subsection 29(a).

30.	DISPUTE RESOLUTION

(a)
Nature of Dispute Resolution. The parties desire to resolve certain disputes, controversies and claims arising out of this Agreement without litigation.  Accordingly, except in the case of (i) a dispute, controversy or claim relating to a breach or alleged breach on the part of either party of the provisions of Section 17, hereof, entitled "INFORMATION AND INTELLECTUAL PROPERTY",(ii) a suit, action or proceeding to compel Seller to comply with its obligations to indemnify Customer pursuant to this Agreement or, (iii) a suit, action or proceeding to compel either party to comply with the dispute resolution procedures set forth in this Section 30, hereof, entitled "DISPUTE RESOLUTION", the parties agree to use the following alternative procedure as their sole remedy with respect to any dispute, controversy or claim arising out of or relating to this Agreement or its breach. The term "Dispute" means any dispute, controversy or claim to be resolved in accordance with the dispute resolution procedure specified in this Section 30, hereof, entitled "DISPUTE RESOLUTION."

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(b)
Procedure. At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute arising under this Agreement.  The parties intend that these negotiations be conducted by nonlawyer, business representatives.  The discussions shall be left to the discretion of the representatives.  Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations.  Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in any lawsuit without the concurrence of all parties.  Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the lawsuit.

(c)	Remedies at Law or Equity. If the negotiations do not resolve the Dispute within sixty (60) days of the initial written request, the parties may pursue their available remedies in law or equity.

31.            NOTICES

Notices required under this Agreement must be submitted in writing to the parties' addresses set forth in Section 1. Customer’s notice should be sent to Attention: Mark Rubin, Controller and Seller’s notice should be sent to Attention: Kenneth Paladino, with a copy to Meltzer, Lippe, Goldstein & Breitstone, LLP, 190 Willis Avenue, Mineola, NY 11501 Attention: Ira Halperin, Esq. The notice is effective on the earlier of three (3) days after sending the notice or the date of receipt.

32.            NONWAIVER

Either party's failure to enforce any of the provisions of this Agreement or any purchase order, or to exercise any option, shall not be construed as a waiver of such provisions, rights, or options, or affect the validity of this Agreement or any purchase order.

33.            PRODUCT CHANGES AND STANDARDIZATION

Seller and Customer shall follow the requirements and procedures described in Appendix H, hereof, entitled "PRODUCT CHANGES AND STANDARDIZATION."

34.            INTENTIALLY NOT USED

35.            SECTION HEADINGS

The section headings in this Agreement are for convenience only and do not constitute any part of this Agreement and shall not be considered in its interpretation.

36.	SEVERABILITY

If any of the provisions of this Agreement shall be invalid or unenforceable, then such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement.  The entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of Seller and Customer shall be construed and enforced accordingly.

37.            SURVIVAL OF OBLIGATIONS

The respective obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive such termination, cancellation or expiration, including but not limited to, Customers obligations to pay for Product invoiced.

38.            CHOICE OF LAW AND JURISDICTION

State Law And Forum.  The validity, interpretation and performance of this agreement shall be governed by the procedural and substantive laws of the state of New York without regard to conflicts of laws principles that would require the application of the laws of any other jurisdiction.  All actions under this

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agreement shall be brought in a court of competent subject matter jurisdiction in the County of New York in the State of New York and both parties agree to accept the personal jurisdiction of such court.  Seller also agrees to submit, at Customer’s option, to the jurisdiction of any court in the United States wherein an action is commenced against Customer by a third party based on a claim for which Seller has indemnified Customer hereunder.

The application of the U. N. Convention on Contracts for the International Sale of Goods is specifically excluded from this Agreement. Furthermore, in no event shall this Agreement become subject to the Uniform Computer Information Transactions Act (UCITA) even if passed by the state of governing law.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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39.           ENTIRE AGREEMENT

This Agreement together with its appendices, constitutes the entire agreement between the parties and cancels all contemporaneous or prior agreements, whether written or oral, with respect to the subject matter of this Agreement.  No modifications shall be made to this Agreement unless in writing and signed by authorized representatives of the parties.  The following attachments are a part of this Agreement:

▪	APPENDIX A: PRODUCTS, PRICES AND EFFECTIVE DATE

▪	APPENDIX B: PRODUCT AND WARRANTIES

▪	APPENDIX C: PURCHASE FOR RESALE - LICENSE WARRANTY AND PRODUCT SUPPORT

▪	APPENDIX D: PURCHASE FOR INTERNAL USE - PRODUCT AND SERVICE WARRANTY AND PRODUCT SUPPORT

▪	APPENDIX E: DISCLOSURE OF POTENTIAL DEFECTS

▪	APPENDIX F: COMPLIANCE WITH CERTIFIED MINORITY, WOMAN, SERVICE DISABLED VETERAN AND PERSON WITH DISABILITY-OWNED AND CONTROLLED BUSINESS ENTERPRISES (MWDVBE) UTILIZATION

▪	APPENDIX G: VERIZON TRANSPORTATION AND ROUTING INSTRUCTIONS AND REQUIREMENTS

▪	APPENDIX H: PRODUCT CHANGES AND STANDARDIZATION

▪	APPENDIX I: ELECTRONIC DATA INTERCHANGE (EDI) OR WEB EXCHANGE PROGRAM

NOTE: THE TERM “EXHIBIT” MAY BE USED INTERCHANGABLY WITH THE TERM “APPENDIX” IN THIS AGREEMENT, INCLUDING WITHIN THE SPECIFIC APPENDICES.

40.           SIGNATURES

Each party represents that it has executed this Agreement through its authorized representative, which may be executed in duplicate counterparts, each of which will be deemed to be an original instrument:

CUSTOMER:	SELLER:
Team Alliance Inc.	TII Network Technologies, Inc.

(Signature)	(Signature)
Bill de la Teja	Jennifer E Katsch
(Printed Name)	(Printed Name)
CFO	CFO
(Title)	(Title)

(Date)	(Date)

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Team Alliance’s Written Permission

APPENDIX A

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APPENDIX B:  PRODUCT AND WARRANTIES

Whether or not Seller is merchant of Products and/or services, Seller warrants that all Products or services provided shall be of good quality and workmanship and free from defects.  Further, all Products are merchantable and suitable for their ordinary use, and safe and appropriate for the purpose for which they are normally used.  Seller further warrants that any telephone apparatus or equipment furnished hereunder will comply with part 68 of Rules of The Federal Communications Commission (47 CFR subparagraph 68.1, et seq.) as applicable.  None of the remedies available to Customer for breach of the foregoing warranties may be limited except as otherwise agreed upon in writing and signed by Customer. Seller warrants that it has good title to the Products supplied and that they are free of all liens and encumbrances.  These warranties are in addition to those implied in fact or in law.

If Product is purchased for resale, Seller shall provide License as necessary to convey all Product rights to Customer for resale purposes (See Appendix C).

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APPENDIX C

(*)

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Team Alliance’s Written Permission

APPENDIX D

(*)

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Team Alliance’s Written Permission

APPENDIX E

(*)

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APPENDIX F:  COMPLIANCE WITH CERTIFIED MINORITY, WOMAN, SERVICE DISABLED VETERAN AND PERSON WITH DISABILITY-OWNED AND CONTROLLED BUSINESS ENTERPRISES (MWDVBE) UTILIZATION

[Note: This exhibit applies when the Supplier is not itself a certified MWDVBE as defined herein.  See Subsection entitled “MWDVBE”.]

Primary Supplier Commitment

A.           Supplier Commitment.

1.
The Seller (in this Appendix hereinafter “Primary Supplier”) agrees to provide opportunities for suppliers identified and Certified as a Minority, Woman, Service-Disabled Veteran and Person with Disability owned and controlled Business Enterprises (hereinafter “MWDVBE”), in accordance, at a minimum, with the terms and conditions of this Exhibit.

2.
In addition, if the scope of this Agreement includes the provision of products or performance of services for or in conjunction with a Verizon Federal government agreement, the then-current Federal Acquisition Regulations (FAR) requirements regarding MWDVBE subcontracting and reporting shall also apply.

3.
In the event that a change in ownership results in a change of Supplier or subcontractor’s status as a Certified MWDVBE, Supplier shall notify Verizon in writing within thirty (30) days of such change.

B.	Definitions.

1.
Certified - Currently certified as MWDVBE by an authorized certifying body, such as the National Minority Supplier Development Council (NMSDC) or its affiliate regional councils, the Women’s Business Enterprise National Council (WBENC) or its affiliate regional councils, the California Public Utility Commission (CPUC) Clearinghouse, or other similar local, state, or federal certifying body.

2.	Control - Having overall fiscal/legal responsibility and exercising the power to make policy decisions.

3.
Owned - At least fifty-one percent (51%) of the business or, in the case of a publicly owned business, at least fifty-one percent (51%) of the stock is owned by a minority, woman or service-disabled veteran. Transfer of ownership to or purchase of an existing business by a minority, woman, or service-disabled veteran by a non-minority who remains actively involved in the operation of the business does not qualify as a MWDVBE.

4.
Minority–owned Business Enterprise (MBE) - A business concern in which at least fifty-one percent (51%) of the ownership and control is held by individuals who are members of a minority group and of which at least fifty-one percent (51%) of the net profits accrue to members of a minority group.  Such persons include, but are not limited to, Black Americans, Hispanic Americans, Asian Pacific Americans (persons with origins from Japan, China, the Philippines, Vietnam, Korea, Samoa, Guam, the former U.S. Trust Territory of the Pacific Islands (Republic of Palau, the Commonwealth of the Northern Mariana Islands, Republic of the Marshall Islands, Federated States of Micronesia) Laos, Cambodia (Kampuchea), Taiwan, Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Macao, Hong Kong, Fiji, Tonga, Kiribati, Tuvalu, or Nauru); Subcontinent Asian Americans (persons with origins from India, Pakistan, Bangladesh, Sri Lanka, Bhutan, the Maldives Islands or Nepal); Native Americans (American Indians, Eskimos, Aleuts, and Native Hawaiians); and members of other groups designated by the U. S. Small Business Administration as minorities.

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5.
Women-owned Business Enterprise (WBE) - A business concern which is at least fifty-one percent (51%) owned and controlled by a woman or women; or, in the case of any publicly owned business, at least fifty-one percent (51%) of the stock is owned by a woman or by women.  Such women's business enterprise shall further be classified as either minority or non-minority women-owned business, depending upon the greater portion of ownership.

6.
Vietnam Era Veteran-owned Business Enterprise (VBE) - A business concern that is at least fifty-one percent (51%) owned and controlled, or in the case of a publicly owned business, at least fifty-one percent (51%) of the stock is owned, by an owner or owners who are veterans of the U.S. military, ground, navel, or air service, any part of whose service was during the period August 5, 1964 through May 7, 1975, who (1) served on active duty for a period of more than one hundred and eighty (180) days and were discharged or released with other than a dishonorable discharge, or (2) were discharged or released from active duty because of a service-connected disability.  “Vietnam-Era Veteran” also includes any veteran of the U.S. military, ground, navel, or air service who served in the Republic of Vietnam between February 28, 1961 and May 7, 1975.

7.
Service-disabled Veteran-owned Business Enterprise (SDVBE) - (1) A business concern that is (a) at least fifty-one percent (51%) owned by one or more service-disabled veterans or, in the case of any publicly owned business, at least fifty-one percent (51%) of the stock of which is owned by one or more service-disabled veterans or, in the case of a veteran with a permanent and severe disability, the spouse or permanent caregiver of such veteran.  (2) “Service-disabled veteran” means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected as defined in 38 U.S.C. 101(16).

8.
Persons with Disabilities-owned Business Enterprise (DBE) - a business concern that is at least fifty-one percent (51%) owned and controlled, or in the case of a publicly owned business, at least fifty-one percent (51%) of the stock of which is owned by an owner or owners who are disabled as defined by the Americans With Disabilities Act (ADA).  This classification can also include agencies that employ fifty-one percent (51%) or more disabled persons.

C.           Supplier Diversity Utilization Plan.

1.
The Primary Supplier shall submit a Supplier Diversity Utilization Plan (“Plan”) for approval by Verizon prior to the execution of this Agreement.  The Plan must include a statement that the Primary Supplier will (i) achieve the MWDVBE Percent Commitment as defined in Section E, below, entitled “Primary Supplier MWDVBE Percent Commitment,” and (ii) report results utilizing the reporting method described below in Section D, entitled “Reporting.”

2.	The list of MWDVBE suppliers to be used by the Primary Supplier in its (Contract-Specific) Plan form shall constitute the following:

(a)
A representation by the Primary Supplier to Verizon in regard to the MWDVBE supplier(s) that (a) it intends to use the firm for the work specified in the Plan; (b) on the basis of information known to it and after reasonable inquiry, it believes such MWDVBE supplier(s) to be technically and financially qualified to perform the work specified, and that the firm is available to perform the work; and (c) the MWDVBE supplier(s) identified is currently Certified as an MWDVBE by an authorized certifying body.

(b)	A commitment that the Primary Supplier will enter into a contract with each such MWDVBE supplier (or approved substitutes) in accordance with its Plan.

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(c)
A commitment by the Primary Supplier that it will not substitute a MWDVBE supplier listed in its Plan without prior written notification to Verizon.  Unless the Primary Supplier has a reasonable belief that use of a designated MWDVBE supplier will potentially cause personal injury or damage to property, or that such MWDVBE Supplier has engaged in illegal or unethical behavior, no substitution(s) of MWDVBE supplier(s) designated on the Plan form may be made without notifying Verizon in writing, citing the specific reason(s) for substitution.

D.           Reporting.

1.
The Primary Supplier shall report quarterly MWDVBE expenditures by using the “Prime Supplier MWDVBE Quarterly Report” and reporting format specified on the Verizon website at http://www22.verizon.com/suppliers/.  For assistance with such reporting, contact Verizon Supplier Diversity at DSR@verizon.com.

2.
The Prime Supplier MWDVBE Quarterly Report shall include a) MWDVBE expenditures specific to Verizon contracts (herein, "Direct Expenditures"); and b) Verizon's prorated share of the Primary Supplier’s non-contract specific MWDVBE expenditures (herein, "Indirect Expenditures").  Verizon's prorated share of such Indirect Expenditures for the applicable calendar quarter shall be equal to the percentage derived from the following formula:  Sales to Verizon / Sales to all customers.

3.	Such reports shall be submitted by no later than thirty (30) days following the end of each calendar quarter.

4.	This report is intended to provide a mechanism to monitor the Prime Supplier’s compliance and progress in achieving its MWDVBE commitments as set forth in this Exhibit.

5.	The Primary Supplier will provide:

(a)	A list of the name(s) and address(s) of the Certified MWDVBE suppliers the Primary Supplier has identified to be used in support of this Agreement;

(b)	A description of the products/services or scope of work performed by MWDVBE suppliers; and

(c)	The percentage or volume of contract work performed by each such firm.

E.           Primary Supplier MWDVBE Percent Commitment.

[Note:  If a MWDVBE Utilization Plan has not been established, the percentages below shall be the default minimum commitments for MWDVBE utilization hereunder.]

The Primary Supplier shall engage the services of Certified MWDVBE suppliers for an amount equivalent to at least eighteen percent (18%) of dollars spent under this Agreement during the Term of this Agreement.

F.           Primary Supplier Compliance; Standards and Remedies.

1.
Compliance Standards.  Verizon has the right to determine compliance by the Primary Supplier with the Plan and the MWDVBE Percent Commitments (hereinafter collectively the “MWDVBE Commitments”) established in this Exhibit.  Verizon may determine that the Primary Supplier is achieving its MWDVBE Commitments by examining reports received from the Primary Supplier, performing on-site inspections, conducting progress meetings regarding work required by the Agreement, contacting involved MWDVBE suppliers, or through other Verizon actions taken in the ordinary course of administering the Agreement.

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2.	Updates. An annual update of the Primary Supplier’s Plan will be required to ensure compliance with this Agreement’s provision for continuous year-over-year improvement.

3.
Commitments Not Achieved.  In the event that the Primary Supplier’s MWDVBE Commitments hereunder are not achieved and the Primary Supplier cannot demonstrate to the reasonable satisfaction of Verizon that commercially reasonable efforts were made to accomplish such MWDVBE Commitments, such failure shall constitute default by the Primary Supplier, and Verizon reserves the right and shall have the option to invoke the termination provisions of this Agreement.

4.
Cure Period for Commitments Not Achieved.  Should the Primary Supplier continue to fail in achieving the MWDVBE Commitments of this Agreement, including as amended, after having been given notice of such failure to meet its MWDVBE Commitments, and failing to cure such MWDVBE Commitments within thirty (30) days of receiving such notice by achieving its requirements, the Primary Supplier shall be in default and no further cure shall be permitted.

5.
Supplier Report Card.  In addition, the Primary Supplier’s ability to achieve its MWDVBE Commitments shall reflect upon and shall contribute to the Primary Supplier’s overall grade on the Supplier Report Card or other performance measurement(s).

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Team Alliance’s Written Permission

APPENDIX G

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Team Alliance’s Written Permission

APPENDIX H:  PRODUCT CHANGES AND STANDARDIZATION

1.0           Product Changes

1.1 CHANGES TO HARDWARE OR SOFTWARE/PRODUCT CHANGE NOTICES (“PCNs”) Seller shall notify Customer in writing of any changes to Product in accordance with Telcordia, GR-209-CORE, “Generic Requirements for Product Change Notices,” Issue 4, October, 2002, or the then current issue.  In addition the following provisions shall apply:

Seller shall propose a schedule for the application of these changes at all Product locations, which schedule shall be mutually agreed upon with Customer prior to implementation if applicable.

If Seller develops a Method Of Procedure (MOP) for the change, the MOP shall be provided to Customer with the PCN.  Any related Engineering Complaint Number shall be included on the PCN form.

Customer may dispute the nature or classification of a change in Product and and in such case shall have the right to escalate the matter for review, reclassification and resolution to higher levels of management in accordance with Section 30 hereof entitled “DISPUTE RESOLUTION” .

At no extra charge, Seller shall supply relevant Documentation to Customer for all Class A and AC changes as well as revisions to reflect those changes in previously provided Documentation.

Documentation changes, required to satisfy Seller’s obligations to provide Class A and AC changes to Product as specified herein, shall be provided by Seller at no charge to Customer.

For those changes classified as "B" or "D," Seller shall notify Customer in writing one hundred and twenty (120) days prior to the effective date of such change to be made in the Product furnished under an Order.

For Class B changes, Seller shall first notify Customer of the exact nature of the change.  Details of the proposed implementation procedure for Product which is being or will be manufactured shall be discussed with Customer within the notification time periods stated in the first section above.  If in accordance with Telcordia standards then in effect, Product previously shipped shall be replaced or modified, then Seller shall make arrangements for the necessary Product replacement or modification at prices and schedules to be mutually agreed upon with Customer prior to implementation.

In the event that Customer does not desire any such change, Customer shall notify Seller in writing within sixty (60) days from the date of receipt of notification and Seller shall not furnish any such changed Product to Customer pursuant to any Orders.  Customer may extend the sixty (60) day period if Customer is unable to respond within such period.

Seller shall notify Customer in writing when implementation of each field change has been completed at all affected locations.

Seller shall reimburse Customer for all costs incurred by Customer due to insufficient or incorrect instructions and/or Documentation provided in connection with Changes to Product hereunder.

All correspondence relating to changes to Product shall be sent to the following individuals or their successors as appointed by Customer or its Affiliates:

___ _____________

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Verizon PCN Coordinator
99 Shawan Road
Room 503
Cockeyville, MD 21030

AND

Team Alliance Product Coordinator
3000 Shawnee Ridge Court
Suwanee, GA 30024

In addition to any information required by GR 209, all change notifications provided by Seller to Customer shall contain the following information:

▪	Description of change;

▪	Reason for change;

▪	Impact on Customer service (i.e., outages, system downtime);

▪	Price impact, if known;

▪	Effective date of changes; and

Implementation schedule of change.

1.1	Seller shall conform to the interchangeability rules as outlined in the Telecommunications Industry Forum (TCIF) “TCIF97-001 Interchangeability Guideline” when assigning new part numbers.

1.2	Product Change Remedies

1.2.1
If, after Product has been shipped to Customer, Seller issues changes affecting Product and such change is identified as necessary for the Product to continue to meet Seller's published Specifications or design criteria (Mandatory Engineering Change), including an identified correction of a deficiency as a result of a UCR (refer to Section 2.2 hereof, entitled Unsatisfactory Condition Situations), Seller shall provide prompt notification of required changes to Customer's Network Planning and/or testing organization(s) at the address provided to Seller for such purpose.  Seller shall, at Seller's expense, be responsible for costs for all Mandatory Engineering Changes and installation of such changes whether implemented by Seller or Customer for the Product warranty period, provided Product has been maintained during this period at current revision levels.

1.2.2
  If Customer and Seller ascertain that Product, or a part thereof, subject to such a change is readily returnable, Customer or Customer's agent or contractor shall remove, at Seller's expense, and return such Product or part to Seller's designated repair or manufacturing facility and Seller, at Seller's expense, shall implement such changes and return such changed Product or part to Customer's designated location.  If removal of Product to be returned to Seller for modification would create an out-of-service condition, Seller shall make suitable arrangements to provide replacement Product to prevent an out-of-service condition from occurring.

1.2.3
  Any Product maintained in Customer's inventory subject to such a change shall be returned to Seller's designated repair or manufacturing facility to implement changes and shall be returned to Customer's stocking location at Seller's expense.  If such changes

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create an adverse impact on the Product warranty or Customer's ability to sell the Product as new, then Seller shall accept at Customer's option, a Product exchange or return for all unchanged Product in Customer's inventory.

1.2.4
Customer may request the Seller to make changes to or enhance the Product.  Upon Seller’s receipt of a written document describing in detail the changes requested by Customer, Seller shall respond in writing to Customer within thirty (30) days.  If Seller agrees to undertake such modifications for Customer, the response shall identify a date for the proposed implementation schedule and cost for such changes to Product will be provided by the Seller.  Acceptance and/or further definition will require a separate mutual agreement.

1.2.5
Seller may vary the Specifications for the Products to be supplied under this Agreement if the variations will not adversely affect (or will improve) the look, form, fit, function, performance, interface characteristics or interchangeability of such Products and will not increase the price for such Products under this Agreement and further provided that such variations are not reasonably anticipated by Seller to have a material adverse impact on Customer or its business.  Seller shall notify Customer of Specification changes at least 120 days prior to implementing such change and shall be responsive to any Customer concerns with respect to such implementation.  Seller's election to proceed with a change in Product as to which Customer has the right to Order under this Agreement, where the change alters, in a manner adverse to Customer, the Specifications, interchangeability with existing Product, appearance, warranty, reliability or compatibility, of Product, shall be a material breach of this Agreement.

2.0	Standardization

2.1	Product Evaluation Types and Funding
Customer’s Network Planning organization is responsible to determine the extent and level of evaluation necessary to designate a Seller’s Product as Verizon Standard.  The evaluation may include a paper evaluation, Customer survey, certification, laboratory specification testing, field trial inter-operability and/or functional evaluations and first Customer trials.  The evaluations are required to assess the quality, functionality, reliability and safety of such new or enhanced product prior to possible approval, purchase, and deployment within Verizon.

2.1.1
In order for the parties to agree to pursue Verizon standardization of new or enhanced product in accordance with Customer's standardization and/or testing policies and procedures, the parties will mutually agree upon the conduct of funding for field trial and/or market trial tests will need to include funding, equipment, installation, testing personnel, support, removal, shipping and termination conditions.

2.1.2
Required laboratory testing is to verify compliance to Seller’s, Verizon and/or other relevant specifications.  The specifications will be identified or provided to the Seller in writing prior to the testing.  If the parties agree to pursue Verizon standardization and laboratory testing, Seller agrees to bear all costs associated with required laboratory testing.  If Seller owns or controls a laboratory facility that has current certification by the Verizon standardization organization(s), then Seller’s testing results may be accepted.  Otherwise, the Seller will be provided with a list of Verizon certified independent laboratories, whose results will be accepted.  If Seller has previous laboratory testing results that verify compliance to Verizon and/or industry standards, then Customer agrees to consider such test results.

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2.1.3
Based on Product changes made by Seller, Customer may determine, in its sole discretion, that a reevaluation of Product is necessary to remain Verizon Standard.  Additionally, there may be instances where resolution of known product troubles, identified on UCR, AR, or AOC reports, can only be verified with laboratory testing. The purpose of this testing is to ensure continued quality of Product purchased and deployed by Customer.  In such cases, Seller shall bear costs associated with laboratory testing, as agreed.

2.1.4
Laboratory testing conducted at Seller's expense does not assure Product will be accepted, standardized or remain Verizon Standard; and Customer shall not be liable for any cost incurred by Seller for any such laboratory testing for any reason.

2.2	Unsatisfactory Condition Situations

2.2.1
If at any time during normal operation, Customer encounters an unsatisfactory condition in the Product, Seller agrees to meet the following time frames for resolving the condition.  An Unsatisfactory Condition Report (UCR) is the vehicle to formally document a condition in writing.  The UCR is also used to track, report and verify the condition.  Unsatisfactory Condition means a material non-compliance with the Specifications.

2.2.2
A priority one (1) (Critical) UCR for “Transport Systems” (as defined in Telcordia standards in effect as of the date hereof), is defined as follows:  Critical problems severely affect service, traffic, billing and maintenance capabilities, and require immediate corrective action, regardless of time of day or day of the week.  Critical problems are: a. a total system failure that results in loss of all transaction processing capability (e.g. call processing, data transmission); b. loss of billing capability; c.  corruption of billing or system databases that requires service affecting corrective actions; d. loss of access from maintenance or recovery operations; and/or e. loss of the system’s ability to provide any required critical or major trouble notifications.  A priority one (1) (Critical) UCR for “Operations System” (as defined in Telcordia, standards in effect as of the date hereof) is defined as follows:  The system is down or an interface between two systems has failed.  A fix is required immediately.     Within fifteen (15) days of receipt of written notification from Customer of a priority one (1) (Critical) UCR, Seller shall acknowledge receipt thereof in writing and confirm or deny in writing the existence of the conditions stated in the UCR.  Seller must provide a permanent resolution within thirty (30) days of such written notification from Customer.

2.2.3
A priority two (2) (Major) UCR for Transport Systems is defined as:  conditions that seriously affect system operation, maintenance and administration, etc. and require immediate attention.  The urgency is less than in Critical situations (as defined in Section 11.2.3.2) because of a lesser immediate or impending effect on system performance, customer and operation and revenue.  A priority two (2) (Major) UCR for Operations Systems is defined as any problem that causes the system to function in a way that adversely impacts users, Customer’s systems, administrators or maintenance personnel.  Within fifteen (15) days of receipt of written notification from Customer of a priority two (2) (Major) UCR, Seller shall acknowledge receipt thereof in writing and confirm or

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deny in writing the existence of the conditions stated in the UCR.  Seller must provide a permanent resolution within ninety (90) days of notification.

2.2.4
A priority three (3) (Minor) UCR for Transport Systems reflects a condition that does not significantly impair the functioning of the system and does not significantly affect service to customers, and is tolerable during system use.  A priority three (3) (Minor) UCR for Operations Systems reflects conditions that are other than those identified as Critical or Major as set forth in Sections 11.2.3.2 and 11.2.3.3 above.  Within fifteen (15) days of receipt of written notification from Customer of a priority three (3) (Minor) UCR, Seller shall acknowledge receipt thereof in writing and confirm or deny in writing the existence of the conditions stated in the UCR.  Seller must provide a permanent resolution within one hundred eighty (180) days of notification.

2.2.5
The term "permanent resolution" shall mean a correction to an unsatisfactory condition in the form of a new or revised Hardware or Software module, hardware modification kit, software patch and/or revised operating or maintenance procedures that are acceptable to Customer.  Corrections that are temporary in nature, such as work-around procedures, certain types of hardware modifications or software patches, shall require (i) a final version of the correction to be included in the next formal version/ modification/ release of Product provided to Customer or (ii) written Customer acceptance of an alternative.  In either (i) or (ii), Seller will provide a schedule for implementation of the final version of the correction, upgrade, or change, as applicable.  On an exception basis, Customer may agree to an extension of the time frames specified in paragraph 11.2.3.2, 11.2.3.3 or 11.2.3.4, and Seller shall be bound by the newly agreed upon date.

2.2.6
The Seller has the option to discuss the UCR condition statement with the Customer (e.g., whether condition exists within stated performance specifications versus a design change) or query a priority level assignment.  However, the time lines are in no way affected by this query or discussion, unless the priority is eventually modified by Customer or the UCR is withdrawn.

2.3	Consequences of Seller’s Non-compliance

Standardization and destandardization are at Customer’s sole discretion.  Seller’s failure to comply with the provisions above or in Section 1.0, Product Change Notices, may cause Customer to destandardize Seller’s Product without further notice.  This subsection 2.3, shall not limit any rights or remedies otherwise available to Customer under this Agreement.

3.0	Controlled Introduction – Not Applicable.

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APPENDIX I:  ELECTRONIC DATA INTERCHANGE (EDI) OR WEB EXCHANGE PROGRAM

Seller will participate in either Electronic Data Interchange (EDI) or the Web Exchange Program for receipt of Orders, Order acknowledgement, and shipment notification.

The minimum requirements for EDI are as follows:

(a)	Customer will place order via an electronic purchase order (850).
(b)	Customer will receive an EDI acknowledgement of receipt (997).
(c)	Within 48 hours of receipt of the purchase order (850), Seller will send an electronic order acknowledgement (855). The 855 will include the details received on the 850 and the expected ship dates.
(d)
Within 48 hours after scheduled ship date, Seller will send Customer an electronic ship notification (856).  The 856 will include the ship date, items shipped, ship quantity, carrier, and tracking number.  If the actual ship date is not in accordance with the expected ship dates provided in the 855, the Seller will provide Customer with an updated electronic order acknowledgement (855).

(e)
Seller will generate electronic invoice (810).  The 810 will be based on the purchase order and actual products shipped.  Pricing and other terms will be in accordance with the agreed to pricing and terms.

(f)	Customer will submit payment for invoice electronically via 820.

All suppliers not participating in EDI are required to participate in the Web Exchange Program for receipt and acknowledgement of orders as described below.  The Web Exchange Program requires the Seller to have Electronic Mail (E-mail) capability.

(a)
Customer will place order electronically.  This order will contain the item number and description, unit price, unit of measure, quantity ordered, and ship to information.  This order will be sent via E-mail in a PDF format to Seller.

(b)
Within 48 hours of receipt of the electronic purchase order, Seller will be required to send an electronic acknowledgement of receipt of order.  This acknowledgement will include the order details and expected ship dates.  This response will be sent by the Seller via E-mail to the designated address or by directly accessing the Web Exchange interface provided to the Seller.  If this electronic acknowledgement is not received within 48 hours, Seller will receive an Alert Message via E-mail.

(c)
Within 48 hours after scheduled ship date, Seller will send Customer an electronic ship notification that will include the ship date, items shipped, ship quantity, carrier, and tracking number.  This notification will be sent by the Seller via E-mail to the designated address or by directly accessing the Web Exchange interface provided to the Seller.  If this electronic ship notification is not received in accordance with the scheduled ship dates provided to Customer when the purchase order was received Seller will receive an Alert Message via E-mail.  If the actual ship date is not in accordance with the expected ship dates provided upon receipt of the order, the Seller will provide Customer with an updated electronic order acknowledgement with new expected ship dates.

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Team Alliance’s Written Permission